UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2023

FAZE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40083	84-2081659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 N. Cahuenga Blvd. Los Angeles, CA	90038
(Address of principal executive offices)	(Zip Code)

(818) 688-6373

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FAZE	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock	FAZEW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of President and Chief Operating Officer

On May 11, 2023, Zach Katz resigned from his position as President and Chief Operating Officer of FaZe Holdings Inc. (“Company”), effective May 31, 2023. Mr. Katz’s resignation did not arise from any disagreement on any matter relating to the operations, policies, or practices of the Company. In connection with Mr. Katz’s resignation, the Company and Mr. Katz intend to enter into a separation agreement prior to his departure from the Company.

(c) Appointment of President and Chief Operating Officer

On May 11, 2023, the Company promoted Erik Anderson, age 37, to the role of President of FaZe Clan, Inc. (“FaZe Clan”), the Company’s principal operating subsidiary, effective May 31, 2023. Erik Anderson joined FaZe Clan in 2016 and previously served as Head of Esports. During his time at FaZe Clan, Mr. Anderson has led all esports strategy resulting in 13 competitive esports titles with over 40 world championships, in addition to being instrumental regarding operations for the brand. Prior to joining FaZe Clan and working in esports, Mr. Anderson worked in the music industry as a part of a global talent management team. Mr. Anderson currently lives in Los Angeles, California, is a graduate of Princeton University, and sits on the executive board for the World Esports Association.

Additionally, on May 11, 2023, the Company appointed Christoph Pachler, the current Chief Financial Officer of the Company, to the role of Chief Operating Officer of the Company, effective May 31, 2023. In addition to this new role, Mr. Pachler will retain his existing role as Chief Financial Officer of the Company with expanded operational responsibilities. Biographical and other information about Mr. Pachler required by Item 5.02(c) of Form 8-K is included in the Company’s proxy statement on Schedule 14A for its 2023 annual stockholders’ meeting filed with the Securities and Exchange Commission on May 1, 2023.

The appointments to the roles of President and Chief Operating Officer, respectively, of Mr. Anderson and Mr. Pachler were not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between either Mr. Anderson or Mr. Pachler and any director or executive officer of the Company, and there are no transactions between either Mr. Anderson or Mr. Pachler and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Any compensation arrangements, or material changes to existing arrangements, entered into with Mr. Anderson and Mr. Pachler in connection with their appointments will be filed in an amendment to this Current Report on Form 8-K within four business days of any such arrangements being finalized.

Item 7.01 Regulation FD Disclosure.

On May 17, 2023, the Company issued a press release announcing executive leadership changes, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release of FaZe Holdings, Inc. issued May 17, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAZE HOLDINGS INC.

Date: May 17, 2023	By:	/s/ Lee Trink
		Name:	Lee Trink
		Title:	Chief Executive Officer

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